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                                                                 EXHIBIT 10.2.51


                              EMPLOYMENT AGREEMENT


     This Employment Agreement is made and entered into effective as of July 1, 1999 ("Effective Date"), by and between NEOPROBE CORPORATION, a Delaware Corporation with a place of business at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367 (the "Company") and DAVID C. BUPP of Dublin, Ohio (the "Employee").

     WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of January 1, 1996 (the "1996 Employment Agreement"); and

     WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of January 1, 1998 (the "1998 Employment Agreement"); and

     WHEREAS, the Company and the Employee wish to establish new terms, covenants, and conditions for the Employee's continued employment with the Company through this agreement ("Employment Agreement").

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1. DUTIES. From and after the Effective Date, and based upon the terms and conditions set forth herein, the Company agrees to employ the Employee and the Employee agrees to be employed by the Company, as President and Chief Executive Officer of the Company and in such equivalent, additional or higher executive level position or positions as shall be assigned to him by the Board of Directors. While serving in such executive level position or positions, the Employee shall report to, be responsible to, and shall take direction from the Board of Directors of the Company. The Board of Directors shall not require the Employee to perform any task that is inconsistent with the office of President or the position of Chief Executive Officer. During the Term of this Employment Agreement (as defined in Section 2 below), the Employee agrees to devote substantially all of his working time to the position he holds with the Company and to faithfully, industriously, and to the best of his ability, experience and talent, perform the duties which are assigned to him. The Employee shall observe and abide by the reasonable corporate policies and decisions of the Company in all business matters.

          The Employee represents and warrants to the Company that Exhibit A attached hereto sets forth a true and complete list of (a) all offices, directorships and other positions held by the Employee in corporations and firms other than the Company and its subsidiaries and
          (b) any investment or ownership interest in any corporation or firm other than the Company beneficially owned by the Employee (excluding investments in life insurance policies, bank deposits, publicly traded securities that are less than five percent (5%) of their class and real estate). The Employee will promptly notify the Board of Directors of the Company of any additional positions undertaken or investments made by the Employee during the Term of this Employment Agreement if they are of a type which, if



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          they had existed on the date hereof, should have been listed on
          Exhibit A hereto. As long as the Employee's other positions or investments in other firms do not create a conflict of interest, violate the Employee's obligations under Section 7 below or cause the Employee to neglect his duties hereunder, such activities and positions shall not be deemed to be a breach of this Employment Agreement.

     2. TERM OF THIS EMPLOYMENT AGREEMENT. Subject to Sections 4 and 5 hereof, the Term of this Employment Agreement shall be for a period of one (1) year, commencing July 1, 1999 and terminating June 30, 2000.

     3. COMPENSATION. During the Term of this Employment Agreement, the Company shall pay, and the Employee agrees to accept as full consideration for the services to be rendered by the Employee hereunder, compensation consisting of the following:

         A. SALARY. Beginning on the first day of the Term of this Employment Agreement, the Company shall pay the Employee a salary of Two Hundred Ninety Thousand Dollars ($290,000) per year, payable in semi-monthly or monthly installments.

         B. BONUS. The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of the Employee and will pay such bonus as it deems appropriate, in its discretion, to the Employee based upon such review. Such review and bonus shall be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally.

              In addition to any such bonus the Company shall pay the Employee, a bonus of Fifty Eight Thousand Dollars ($58,000) upon the completion of the proposed distribution and license agreement between the Company and Ethicon Endo-Surgery, Inc or any other strategic alliance with Ethicon Endo Surgery, Inc. or anyone else relating to the sale, licensing, marketing or use of the Company's gamma guided surgery business, or any other action which results in the Company being in substantially the same position, such as, but not limited to, a settlement of a claim or enforcement of a judgment against a party for breach of an agreement relating to the sale, licensing, marketing or use of the Company's gamma guided surgery business.

         C. BENEFITS. During the Term of this Employment Agreement, the Employee will receive such employee benefits as are generally available to all employees of the Company.

         D. STOCK OPTIONS. The Compensation Committee of the Board of Directors may, from time to time, grant stock options, restricted stock purchase opportunities and such other forms of stock based incentive compensation as it deems appropriate, in its discretion, to the Employee under the Company's Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan (the "Stock Plans"). The terms of the relevant award agreements shall govern the rights of the Employee and the Company thereunder in the event of any conflict between such agreement and this Employment Agreement.



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         E.   VACATION. The Employee shall be entitled to twenty (20) days of vacation during each calendar year during the Term of this Employment Agreement.

         F. EXPENSES. The Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, including expenses for travel, entertainment and similar items, promptly after the presentation by the Employee, from time to time, of an itemized account of such expenses.

     4.  TERMINATION.

         A. FOR CAUSE. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement "for cause." Termination "for cause" shall be defined as a termination by the Company of the employment of the Employee occasioned by the failure by the Employee to cure a willful breach of a material duty imposed on the Employee under this Employment Agreement within 15 days after written notice thereof by the Company or the continuation by the Employee after written notice by the Company of a willful and continued neglect of a duty imposed on the Employee under this Employment Agreement. In the event of termination by the Company "for cause", all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the Employee.

         B. RESIGNATION. If, the Employee resigns for any reason, all salary, benefits and other payments (except as otherwise provided in paragraph G of this Section 4 below) shall cease at the time such resignation becomes effective. At the time of any such resignation the Company shall pay the Employee, the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

         C. DISABILITY, DEATH. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement if the Employee has been unable to perform his duties hereunder for a continuous period of six (6) months due to a physical or mental condition that, in the opinion of a licensed physician, will be of indefinite duration or is without a reasonable probability of recovery. The Employee agrees to submit to an examination by a licensed physician of his choice in order to obtain such opinion at the request of the Company, made after the Employee has been absent from his place of employment for at least six (6) months. Such examination shall be paid for by the Company. However, this provision does not abrogate either the Company's or the Employee's rights and obligations pursuant to the Family and Medical Leave Act of 1993, and a termination of employment under this paragraph C shall not be deemed to be a termination for cause.

              If during the Term of this Employment Agreement, the Employee dies or his employment is terminated because of his disability, all salary, benefits and other



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              payments shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to Employee immediately before his termination by reason of death or disability, to Employee or his family for the longer of six (6) months after such termination or the full unexpired Term of this Employment Agreement on the same terms and conditions (including cost) as were applicable before such termination. In addition, for the first six (6) months of disability, the Company shall pay to the Employee the difference, if any, between any cash benefits received by the Employee from a Company-sponsored disability insurance policy and the Employee's salary hereunder. At the time of any such termination the Company shall pay the Employee, the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of
              Section 3 above.

         D. TERMINATION WITHOUT CAUSE. A termination without cause is a termination of the employment of the Employee by the Company that is not "for cause" and not occasioned by the resignation, death or disability of the Employee. If the Company terminates the employment of the Employee without cause, (whether before the end of the Term of this Employment Agreement or, if the Employee is employed by the Company under paragraph E of this Section 4 above, after the Term of this Employment Agreement has ended) the Company shall, at the time of such termination, pay to the Employee the severance payment provided in paragraph F of this Section 4 below together with the value of any accrued but unused vacation time and the amount of all accrued but previously unpaid base salary through the date of such termination and shall provide him with all of his benefits under paragraph C of Section 3 above for the longer of six (6) months or the full unexpired Term of this Employment Agreement. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of
              Section 3 above.

              If the Company terminates the employment of the Employee because it has ceased to do business or substantially completed the liquidation of its assets or because it has relocated to another city and the Employee has decided not to relocate also, such termination of employment shall be deemed to be without cause.

         E. END OF THE TERM OF THIS EMPLOYMENT AGREEMENT. Except as otherwise provided in paragraphs F and G of this Section 4 below, the Company may terminate the employment of the Employee at the end of the Term of this Employment Agreement without any liability on the part of the Company to the Employee but, if the Employee continues to be an employee of the Company after the Term of this Employment Agreement ends, his employment shall be governed by the terms and conditions of this Agreement, but he shall be an employee at will and his employment may be terminated at any time by either the Company or the Employee without notice and for any reason not prohibited by law or no reason at all. If the Company terminates the employment of the Employee at the end of the Term of this Employment Agreement, the Company shall, at the time of such termination, pay to



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              the Employee the severance payment provided in paragraph F of this
              Section 4 below together with the value of any accrued but unused vacation time and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any reasonable expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

         F. SEVERANCE. If the employment of the Employee is terminated by the Company, at the end of the Term of this Employment Agreement or, without cause (whether before the end of the Term of this Employment Agreement or, if the Employee is employed by the Company under paragraph E of this Section 4 above, after the Term of this Employment Agreement has ended), the Employee shall be paid, as a severance payment at the time of such termination, the amount of Three Hundred Forty Five Thousand Seven Hundred Seventy Dollars ($345,770). If any such termination occurs at or after the substantial completion of the liquidation of the assets of the Company, the severance payment shall be increased by adding Seventy Two Thousand Five Hundred Dollars ($72,500) to such amount.

         G. CHANGE OF CONTROL SEVERANCE. In addition to the rights of the Employee under the Company's employee benefit plans (paragraphs C of Section 3 above) but in lieu of any severance payment under paragraph F of this Section 4 above, if there is a Change in Control of the Company (as defined below) and the employment of the Employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the Term of this Employment Agreement, or (c) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company's business plan, or the Company has breached this Employment Agreement, the Company shall pay the Employee, as a severance payment, at the time of such termination, the amount of Six Hundred Thirty Five Thousand Seven Hundred Seventy Dollars ($635,770) together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination and shall provide him with all of his benefits under paragraph C of Section 3 above for the longer of six (6) months or the full unexpired Term of this Employment Agreement. If any such termination is occurs at or after the substantial completion of the liquidation of the assets of the Company, the severance payment shall be increased by adding Seventy Two Thousand Five Hundred Dollars ($72,500) to such amount. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

              For the purpose of this Employment Agreement, a Change in Control of the Company has occurred when: (a) any person (defined for the purposes of this paragraph G to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Neoprobe or an employee benefit plan created by its Board of Directors for the benefit of its employees, either directly or indirectly, acquires beneficial ownership (determined



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              under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Neoprobe having fifteen percent (15%) or more of the voting power of all the voting securities issued by Neoprobe in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose; (b) a majority of the Directors elected at any meeting of the holders of voting securities of Neoprobe are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of Neoprobe approve a merger or consolidation of Neoprobe with another person, other than a merger or consolidation in which the holders of Neoprobe's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of Neoprobe approve a transfer of substantially all of the assets of Neoprobe to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by Neoprobe or by the holders of Neoprobe's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. The parties hereto agree that for the purpose of determining the time when a Change of Control has occurred that if any transaction results from a definite proposal that was made before the end of the Term of this Employment Agreement and which was the subject of negotiations that began during the Term of this Employment Agreement but which continued until after the end of the Term of this Employment Agreement and such transaction is consummated after the end of the Term of this Employment Agreement, such transaction shall be deemed to have occurred when the definite proposal was made for the purposes of the first sentence of this paragraph G of this
              Section 4.

         H. BENEFIT AND STOCK PLANS. In the event that a benefit plan or Stock Plan which covers the Employee has specific provisions concerning termination of employment, or the death or disability of an employee (e.g., life insurance or disability insurance), then such benefit plan or Stock Plan shall control the disposition of the benefits or stock options.

     5. PROPRIETARY INFORMATION AGREEMENT. Employee has executed a Proprietary Information Agreement as a condition of employment with the Company. The Proprietary Information Agreement shall not be limited by this Employment Agreement in any manner, and the Employee shall act in accordance with the provisions of the Proprietary Information Agreement at all times during the Term of this Employment Agreement.


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     6.  NON-COMPETITION. Employee agrees that for so long as he is employed by the Company under this Employment Agreement and for two (2) years thereafter, the Employee will not:

         A. enter into the employ of or render any services to any person, firm, or corporation, which is engaged, in any part, in a Competitive Business (as defined below);

         B.   engage in any Competitive Business for his own account;

         C. become associated with or interested in through retention or by employment any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, or in any other relationship or capacity; or

         D. solicit, interfere with, or endeavor to entice away from the Company, any of its customers, strategic partners, or sources of supply.

         Nothing in this Employment Agreement shall preclude Employee from taking employment in the banking or related financial services industries nor from investing his personal assets in the securities of any Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than one percent (1%) of the publicly-traded equity securities of such Competitive Business. "Competitive Business" for purposes of this Employment Agreement shall mean any business or enterprise which:

         a. is engaged in the development and/or commercialization of products and/or systems for use in (1) the intraoperative detection of cancer and/or (2) Activated Cellular Therapy for cancer, or

         b. reasonably understood to be competitive in the relevant market with products and/or systems described in clause a above, or

         c. the Company engages in during the Term of this Employment Agreement pursuant to a determination of the Board of Directors and from which the Company derives a material amount of revenue or in which the Company has made a material capital investment.

         The covenant set forth in this Section 6 shall terminate immediately upon the substantial completion of the liquidation of the assets of the Company or the termination of the employment of the Employee by the Company without cause or at the end of the Term of this Employment Agreement.

     7. ARBITRATION. Any dispute or controversy arising under or in connection with this Employment Agreement shall be settled exclusively by arbitration in Columbus, Ohio, in accordance with the nonunion employment arbitration rules of the American Arbitration Association ("AAA") then in effect. If specific nonunion employment dispute rules are not in effect, then AAA commercial arbitration rules shall govern the



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         dispute. If the amount claimed exceeds $100,000, the arbitration shall be before a panel of three arbitrators. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall indemnify the Employee against, and hold him harmless from, any attorney's fees, court costs and other expenses incurred by the Employee in connection with the preparation, commencement, prosecution, defense or enforcement of any arbitration, award, confirmation or judgment in order to assert or defend any right or obtain any payment under paragraph G of Section 4 above or under this sentence; without regard to the success of the Employee or his attorney in any such arbitration or proceeding.

     8. GOVERNING LAW. The Employment Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     9. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision of the Employment Agreement, which shall remain in full force and effect.

     10. ENTIRE AGREEMENT.

         A. The 1998 Employment Agreement is terminated as of the effective date of this Employment Agreement, except that the Stock Options granted to the Employee in the 1998 Employment Agreement or in any previous employment agreement or by the Compensation Committee remain in full force and effect, and survive the termination of the 1998 Employment Agreement and except that the bonus opportunities granted to the Employee in paragraph 3 of the letter agreement dated February 16, 1995 remain in full force and effect, and survive the termination of the 1998 Employment Agreement.

         B. This Employment Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements. This Employment Agreement may not be amended except in writing executed by the parties hereto.

     11. EFFECT ON SUCCESSORS OF INTEREST. This Employment Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto. Notwithstanding the above, the Employee recognizes and agrees that his obligation under this Employment Agreement may not be assigned without the consent of the Company.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.


NEOPROBE CORPORATION                           EMPLOYEE


By:      /s/ Brent L. Larson                            /s/ David C. Bupp
   --------------------------------------      --------------------------------
Brent L. Larson, Vice President                David C. Bupp


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